UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7
EXHIBIT 10.8

Item 1.01. Entry into a Material Definitive Agreement.
     1. Amendment to Existing Employment Agreements. Effective March 1, 2006, Santarus, Inc. (“Santarus”) amended and restated its employment agreements with the following executive officers: Gerald T. Proehl, Debra P. Crawford, Julie A. DeMeules, William C. Denby, III, Warren E. Hall and Michael D. Step. The employment agreements were amended to provide that severance payments thereunder are to be made in a single lump sum and within two and one half months following the event giving rise to severance payments under the applicable agreement. The agreements were also amended to provide that notwithstanding the foregoing revision, payments under each agreement may be delayed to the extent necessary to avoid adverse tax consequences for the affected executive officers under Internal Revenue Code Section 409A.
     The description of the amended and restated employment agreements with Gerald T. Proehl, Debra P. Crawford, Julie A. DeMeules, William C. Denby, III, Warren E. Hall and Michael D. Step contained in this Item 1.01 is qualified in its entirety by reference to the full text of the amended and restated employment agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.
     2. New Employment Agreements. Effective March 1, 2006, Santarus promoted E. David Ballard, II, M.D. to the position of Vice President, Clinical Research and Medical Affairs and promoted Carey J. Fox to the position of Vice President, General Counsel. In connection with the promotions of Dr. Ballard and Ms. Fox, Santarus entered into employment agreements with each of them, dated March 1, 2006, in a form generally consistent with Santarus’ other executive officers.
     The employment agreements provide for a base salary of $266,513 per year for Dr. Ballard and $235,000 per year for Ms. Fox, subject to annual salary reviews by the compensation committee of Santarus’ board of directors. Dr. Ballard and Ms. Fox are eligible to participate in any management incentive compensation plan adopted by Santarus or such other bonus plan as Santarus’ board of directors or compensation committee may approve. The employment agreements also provide for certain severance benefits in the event Dr. Ballard’s or Ms. Fox’s employment is terminated by Santarus as a result of his or her death or permanent disability, by Santarus other than for cause or by Dr. Ballard or Ms. Fox with good reason, in each case as more particularly described in the agreements. In addition, the employment agreements provide that, in connection with a change of control of Santarus, 50% of Dr. Ballard’s and Ms. Fox’s unvested stock awards, and any unvested shares issued upon the exercise of such stock awards, will immediately become vested.
     Santarus also granted options to purchase 25,000 shares of common stock of Santarus to Dr. Ballard and options to purchase 25,000 shares of common stock of Santarus to Ms. Fox, both at an exercise price of $7.49 per share under Santarus’ Amended and Restated 2004 Equity Incentive Award Plan. One forty-eighth (1/48th) of the total number of shares subject to the options will vest monthly, until all of the shares are vested and exercisable, subject to Dr. Ballard’s and Ms. Fox’s continued service for Santarus.
     The description of the employment agreements with, and option grants to, Dr. Ballard and Ms. Fox contained in this Item 1.01 is qualified in its entirety by reference to the full text of the employment agreements, copies of which are attached hereto as Exhibits 10.7 and 10.8, respectively, and the full text of Santarus’ form of Stock Option Agreement under the Amended and Restated 2004 Equity Incentive Award Plan, a copy of which was previously filed as Exhibit 10.2 to the Form 8-K that was filed on February 8, 2005.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, between Santarus, Inc. and Gerald T. Proehl, dated March 1, 2006

10.2	Amended and Restated Employment Agreement, between Santarus, Inc. and Debra P. Crawford, dated March 1, 2006

10.3	Amended and Restated Employment Agreement, between Santarus, Inc. and Julie A. DeMeules, dated March 1, 2006

10.4	Amended and Restated Employment Agreement, between Santarus, Inc. and William C. Denby, III, dated March 1, 2006

10.5	Amended and Restated Employment Agreement, between Santarus, Inc. and Warren E. Hall, dated March 1, 2006

10.6	Amended and Restated Employment Agreement, between Santarus, Inc. and Michael D. Step, dated March 1, 2006

10.7	Employment Agreement, between Santarus, Inc. and E. David Ballard, II, M.D., dated March 1, 2006

10.8	Employment Agreement, between Santarus, Inc. and Carey J. Fox, dated March 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: March 2, 2006	By:	/s/ Debra P. Crawford

	Name:	Debra P. Crawford
	Title:	Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, between Santarus, Inc. and Gerald T. Proehl, dated March 1, 2006

10.2	Amended and Restated Employment Agreement, between Santarus, Inc. and Debra P. Crawford, dated March 1, 2006

10.3	Amended and Restated Employment Agreement, between Santarus, Inc. and Julie A. DeMeules, dated March 1, 2006

10.4	Amended and Restated Employment Agreement, between Santarus, Inc. and William C. Denby, III, dated March 1, 2006

10.5	Amended and Restated Employment Agreement, between Santarus, Inc. and Warren E. Hall, dated March 1, 2006

10.6	Amended and Restated Employment Agreement, between Santarus, Inc. and Michael D. Step, dated March 1, 2006

10.7	Employment Agreement, between Santarus, Inc. and E. David Ballard, II, M.D., dated March 1, 2006

10.8	Employment Agreement, between Santarus, Inc. and Carey J. Fox, dated March 1, 2006